UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 1, 2012

COMPUTER SOFTWARE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51758	98-0216911
(Commission File Number)	(IRS Employer Identification No.)

900 East Main Street, Suite T, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

CSI Technology Resources, Inc. (the “Subsidiary”) was acquired by Computer Software Innovations, Inc. (“CSI” or the “Company”) and initially became the Technology Solutions Segment of CSI. On or about May 2000, the Subsidiary no longer had any significant operations or separate accounting, as all activities were accounted for within the Company, with the exception of certain vendor contracts that were still in the name of the Subsidiary. Pursuant to the terms of the most recent credit agreement between the Company and Fifth Third Bank, the Company agreed to transfer these vendor contracts to the Company. Further, the Company agreed to terminate the Subsidiary. On June 1, 2012, the Subsidiary was merged into CSI with CSI being the surviving entity.

To effectuate this merger, the Company filed the following documents: (1) Agreement and Plan of Merger, with the South Carolina Secretary of State (“Plan of Merger”); (2) Articles of Merger, with the South Carolina Secretary of State (“Articles of Merger”); and (3) Certificate of Ownership, with the State of Delaware Secretary of State (“Certificate of Ownership”). These filings were effective June 1, 2012. Copies of the Plan of Merger, Articles of Merger, and Certificate of Ownership are attached as Exhibits 3.1, 3.2 and 3.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

3.1	Agreement and Plan of Merger filed with the South Carolina Secretary of State effective June 1, 2012

3.2	Articles of Merger filed with the South Carolina Secretary of State effective June 1, 2012

3.3	Certificate of Ownership filed with the State of Delaware Secretary of State effective June 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ David B. Dechant
David B. Dechant
Chief Financial Officer

Dated: June 7, 2012

EXHIBIT INDEX

Exhibit Number	Description

3.1	Agreement and Plan of Merger filed with the South Carolina Secretary of State effective June 1, 2012

3.2	Articles of Merger filed with the South Carolina Secretary of State effective June 1, 2012

3.3	Certificate of Ownership filed with the State of Delaware Secretary of State effective June 1, 2012